UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2013

BAXANO SURGICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33744	33-0909022
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Horizon Drive, Suite 230

Raleigh, North Carolina 27615

(Address of principal executive offices)

(Zip Code)

(919) 800-0020

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Baxano Surgical, Inc. (the “Company”) held its Annual Meeting of Stockholders on August 20, 2013. The stockholders considered four proposals, each of which is described in more detail in the Company’s definitive proxy statement dated July 5, 2013.

Proposal 1: To elect three Class III directors to serve on the Company’s Board of Directors. The votes were cast as follows:

	For	Withheld	Broker Non-Votes
Russell C. Hirsch, M.D., Ph.D.	29,677,938	158,170	6,517,428
David Simpson	29,677,738	158,370	6,517,428
Roderick A. Young	29,677,538	158,570	6,517,428

All Class III director nominees were duly elected.

Proposal 2: To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013. The votes were cast as follows:

For	Against	Abstain
36,321,459	29,280	2,797

Proposal 2 was approved.

Proposal 3: To approve an amendment to the Company’s 2007 Stock Incentive Plan, which will increase the number of shares of the Company’s common stock available for issuance under the plan by an additional 4,000,000 shares. The votes were cast as follows:

For	Against	Abstain	Broker Non-Votes
29,494,588	291,038	50,482	6,517,428

Proposal 3 was approved.

Proposal 4: To vote, on an advisory (nonbinding) basis, to approve executive compensation. The votes were cast as follows:

For	Against	Abstain	Broker Non-Votes
29,562,706	195,980	77,422	6,517,428

Proposal 4 was approved.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAXANO SURGICAL, INC.

Date: August 23, 2013	By:	/s/ Joseph P. Slattery
Joseph P. Slattery
Executive Vice President and Chief Financial Officer